Exhibit 99.1

Merica Corp.
 (A Development Stage Company)
Unaudited Pro forma Condensed Combined Financial Statements

Merica Corp.
 (A Development Stage Company)
Introduction to Unaudited Pro forma Condensed Combined Financial Statements

On December 13, 2013 (the “Closing Date”), Merica Corp., a Delaware corporation (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with AVT Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and AV Therapeutics, Inc., a Delaware corporation (“AVT”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into AVT, such that AVT became a wholly-owned subsidiary of the Company, and (ii) the Company issued 58,000,000 shares (the “Acquisition Shares”), of the Company’s common stock to the shareholders of AVT, representing approximately 77% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for the cancellation of all of the issued and outstanding shares of common stock of AVT (collectively referred to herein as the “Merger”).

In connection with the Merger, as of the Closing Date the Company entered into and closed subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued and sold an aggregate of 3,300,000 shares of common stock to the Investors for an aggregate purchase price of $660,000 (the “Private Placement”).

Based on the fact that after the exchange: (i) the former stockholders of AVT control the Company, (ii) the officers and directors of AVT have become the Company’s officers and directors, (iii) the Company’s only business is the business that had been previously conducted by AVT, for accounting purposes, AVT is treated as the acquirer. The acquisition will be accounted for as a “reverse merger” and recapitalization since the sellers of AVT will control the combined company immediately following the completion of the Merger. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements in this report filed on Form 8-K are those of AVT and are recorded at the historical cost basis of AVT. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of AVT after consummation of the Merger.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Merger and the Private Placement.  The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 combines the unaudited condensed balance sheet of the Company as of September 30, 2013 with the unaudited condensed balance sheet of AVT, giving effect to the transactions described in the Merger Agreement as if they had occurred on September 30, 2013.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 combines the unaudited condensed statement of operations of the Company for the nine months ended September 30, 2013 with the unaudited condensed results of operations of AVT for the nine months ended September 30, 2013, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2013.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the condensed statement of operations of the Company for the year ended December 31, 2012 with the condensed results of operations of AVT for the year ended December 31, 2012, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2012.

The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Merger and Private Placement occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger and Private Placement were consummated.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.  These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Merica and AVT which are included elsewhere in this Form 8-K.

Merica Corp.
 (A Development Stage Company)
Pro forma Condensed Combined Balance Sheet
As of September 30, 2013
(Unaudited)

	ASSETS
			Pro forma adjustments			Pro forma
	Merica Corp.	AV Therapeutics, Inc.	(1)	(2)	(3)	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current assets:
Cash	$74	$75,061	$-	$-	$660,000	$735,135
Total current assets	74	75,061	-	-	660,000	735,135
Property and equipment - Net	-	1,187	-	-	-	1,187
Intangible assets - Net	-	152,641	-	-	-	152,641
Total assets	$74	$228,889	$-	$-	$660,000	$888,963

	LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$3,091	$446,106	$-	$-	$-	$449,197
Notes payable	7,200	97,000	-	-	-	104,200
Notes payable - related parties	-	201,705	-	-	-	201,705
Total current liabilities	10,291	744,811	-	-	-	755,102

Commitments and Contingencies

Stockholders' (deficiency) equity:
Common stock, $0.0001 par value: 75,000,000 shares Issued and outstanding after exchange and financing	8,400	6,773	-	(7,973)	330	7,530
Additional paid in capital	48,002	3,768,227	(66,619)	7,973	659,670	4,417,253
Deficit accumulated during development stage	(66,619)	(4,290,922)	66,619	-	-	(4,290,922)
Total stockholders' (deficiency) equity	(10,217)	(515,922)	-	-	660,000	133,861

Total liabilities and stockholders' (deficiency) equity	$74	$228,889	$-	$-	$660,000	$888,963

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

Merica Corp.
 (A Development Stage Company)
Pro forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2013
(Unaudited)

	Merica Corp.	AV Therapeutics, Inc.	Pro forma Adjustments	Pro forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-	$-

Operating expenses:
Consulting fees	19,239	90,936	-	110,175
Research and development fees	-	257,512	-	257,512
Patent legal fees	-	63,573	-	63,573
General and administrative	2,058	31,809	-	33,867
Depreciation and amortization	-	15,454	-	15,454
Total operating expenses	21,297	459,284	-	480,581

Loss from operations	(21,297)	(459,284)	-	(480,581)

Other income (expense):
Interest income, net	-	1	-	1
Other income (expense)	147	(692)	-	(545)
Total other expense	147	(691)	-	(544)

Net Loss	$(21,150)	$(459,975)	$-	$(481,125)

Basic and diluted net loss per common share	$(0.00)	$ NA		$(0.01)

Weighted average number of basic and diluted common shares outstanding	84,000,000		(4)	75,300,000

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

Merica Corp.
 (A Development Stage Company)
Pro forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012
(Unaudited)

	Merica Corp.	AV Therapeutics, Inc.	Pro forma Adjustments	Pro forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$7,980	$-	$-	$7,980

Operating expenses:
Consulting fees	31,735	99,960	-	131,695
Research and development fees	-	73,335	-	73,335
Patent legal fees	-	61,467	-	61,467
General and administrative	7,110	28,976	-	36,086
Depreciation and amortization	-	20,605	-	20,605
Total operating expenses	38,845	284,343	-	323,188

Loss from operations	(30,865)	(284,343)	-	(315,208)

Extraordinary item - loss from flood	(13,000)	-	-	(13,000)

Other income (expense):
Interest income, net	-	18	-	18
Other expense	-	(1,946)	-	(1,946)
Total other expense	-	(1,928)	-	(1,928)

Net Loss	$(43,865)	$(286,271)	$-	$(330,136)

Basic and diluted net loss per common share	$(0.04)	$ NA		$(0.00)

Weighted average number of basic and diluted common shares outstanding	1,128,962		(4)	75,300,000

See Notes to Unaudited Pro forma Condensed Combined Financial Statements

(1)
To eliminate the accumulated deficit of Merica upon closing of the Merger. The accumulated deficits of Merica for the year ended December 31, 2012 and for the nine months ended September 30, 2013 were derived from the Merica’s Forms 10-K and 10-Q, respectively.

(2)
To reflect in connection with the Merger (a) the issuance of 58,000,000 shares of common stock by the Company in exchange for all the issued and outstanding common shares of AVT (67,706,309 shares as of the Closing Date with a par value of $0.0001) and (b) the return to the Treasury of 70,000,000 shares of the Company’s common stock.

(3)	To reflect the issuance of 3,300,000 shares of the Company’s Common Stock at $0.20 per share issued to an accredited investor upon closing of the Merger for net proceeds of $660,000.

(4)
These unaudited pro forma combined statements of operations assume the Merger and Private Placement occurred as of the beginning of the nine month period ending September 30, 2013 and at the beginning of the year ended December 31, 2012. Therefore, the weighted average number of shares outstanding for the nine month period ending September 30, 2013 and for the year ended December 31, 2012 equals the total number of shares outstanding upon completion of the Merger and Private Placement as follows:

Pre-Exchange Transaction and Financing Merica Common Shares Outstanding:	84,000,000
Merica Common Shares Issued for all outstanding shares of AVT:	58,000,000
Merica Common Shares Issued to investor at $0.20 per share pursuant to Financing	3,300,000
Merica Common Shares returned to Treasury:	(70,000,000)
Total Merica Common Shares Outstanding Post-Exchange and Financing:	75,300,000